UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2022

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	WAL	New York Stock Exchange
Depositary Shares, Each Representing a 1/400th Interest in a Share of 4.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	WAL PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 14, 2022, the Board of Directors (the "Board") of Western Alliance Bancorporation (the “Company”) amended and restated the Company's Bylaws, effective as of June 14, 2022 (the “Bylaws”) in order to implement proxy access and make certain other changes.
Pursuant to the proxy access provision, inserted at subsection 2.16 in the Bylaws, a stockholder or a group of no more than twenty (20) stockholders owning three percent (3%) or more of the voting power of the Company's outstanding capital stock continuously for at least three (3) years may nominate and include in the Company's proxy statement for an annual meeting director nominees constituting up to the greater of two (2) individuals or twenty percent (20%) of the number of directors in office, provided the stockholders satisfy the requirements specified in the Bylaws.
The Bylaws also include certain changes to update the advance notice provisions with respect to the proxy access provision, to make the bylaws gender neutral, to remove provisions that relate to the previously implemented transition from a classified board to annual election of directors, and to make other immaterial clarifications and improvements.
The preceding description is qualified in its entirety by reference to the Bylaws, which are attached hereto as Exhibit 3.1, and are incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 14, 2022, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock, par value of $0.0001 per share, voted in person or by proxy at the Annual Meeting was 93,450,413 representing 86.3% of the 108,282,445 shares outstanding and entitled to vote at the Annual Meeting. All directors were elected by majority vote and all other matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.
Proposal 1 Election of Directors
The Company’s stockholders elected twelve directors to each serve for a one-year term expiring in 2023. The voting results were as follows:

	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Bruce D. Beach	83,884,488	2,591,942	9,350	6,964,632
Juan Figuereo	85,736,822	430,562	318,396	6,964,632
Howard Gould	84,961,734	1,514,490	9,556	6,964,632
Marianne Boyd Johnson	83,117,424	3,360,576	7,780	6,964,632
Robert Latta	85,983,679	492,472	9,629	6,964,632
Adriane McFetridge	86,004,003	182,279	299,498	6,964,632
Michael Patriarca	85,684,766	676,838	124,175	6,964,632
Patricia L. Arvielo	84,718,185	882,127	885,467	6,964,632
Bryan Segedi	85,991,118	174,079	320,583	6,964,632
Donald Snyder	82,001,476	4,471,657	12,647	6,964,632
Sung Won Sohn, Ph.D.	85,838,620	633,172	13,987	6,964,632
Kenneth A. Vecchione	85,597,615	874,861	13,304	6,964,632

Proposal 2 Advisory (Non-Binding) Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, executive compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
83,937,932	2,424,019	123,829	6,964,632

Proposal 3 Ratification of Auditor
The Company’s stockholders ratified the appointment of RSM US LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
90,586,988	2,814,744	48,681	—

Item 9.01    Financial Statements and Exhibits
The following exhibits are being filed herewith:
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Western Alliance, effective June 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Vice Chairman and
Chief Financial Officer

Date:	June 16, 2022